UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report – June 9, 2011

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA	19610
(Address of principal executive offices)	(Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 9, 2011, Penn National Gaming, Inc. (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”) at which shareholders were asked to vote on, among other matters, a non-binding, advisory proposal regarding the frequency with which the Company will conduct an advisory vote on the compensation of the Company’s named executive officers.  On June 15, 2011, the Company filed a Current Report on Form 8-K reporting the voting results from the Annual Meeting.  This Form 8-K/A is being filed as amendment to the initial report solely to disclose the Company’s decision as to how frequently it will conduct an advisory vote on executive compensation.

Item 5.07.              Submission of Matters to a Vote of Security Holders.

In accordance with the recommendation of shareholders at the Annual Meeting, at which a majority of shares present in person or by proxy and entitled to vote were voted in favor of an annual advisory vote on executive compensation, the Company’s Board of Directors determined that future advisory votes on the compensation of the Company’s named executive officers will be held on an annual basis until such time that the frequency vote is next presented to shareholders or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s shareholders and is in accordance with applicable Securities and Exchange Commission rules.  Accordingly, the next advisory shareholder vote on the compensation of the Company’s named executive officers will occur at the Company’s annual meeting of shareholders to be held in 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 1, 2011	Penn National Gaming, Inc.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer